Western Alliance Bancorporation
One East Washington Street
Phoenix, AZ 85004
www.westernalliancebancorporation.com

PHOENIX--(BUSINESS WIRE)--January 26, 2017

FOURTH QUARTER AND FULL YEAR 2016 FINANCIAL RESULTS

Net income	Earnings per share	Interest margin	Efficiency ratio	Book value per common share
$69.8 million	$0.67	4.57%	45.47%	$18.00

$73.7 million, excluding acquisition / restructure	$0.70 per share, excluding acquisition / restructure	4.40%, excluding acquired loan accretion	42.41%, excluding acquisition / restructure	$15.17, excluding intangible assets

CEO COMMENTARY:
“Western Alliance achieved another year of record performance with earnings per share of $2.50, up 23% from 2015,” said Robert Sarver, Chairman and Chief Executive Officer of Western Alliance Bancorporation. “For the fourth quarter 2016, operating EPS was 70 cents, also up 23% from 57 cents in the prior year period. Loans and deposits each climbed over $2 billion during the year, while the interest margin remained steady and operating efficiency again improved. For the year, net loan losses were only 0.02% of total loans while non-performing assets declined.” Sarver continued, “Putting it all together, our exceptional team delivered for shareholders with a nearly 18% return on tangible equity[1] and a 21% increase in tangible book value per share[1] in 2016. With our solid level of capital and earnings momentum, Western Alliance is well positioned to continue its strong growth and high returns in 2017.”

LINKED-QUARTER BASIS	FULL YEAR

FINANCIAL HIGHLIGHTS:

▪	Net income and earnings per share of $69.8 million and $0.67, compared to $67.1 million and $0.64, respectively

▪	Net operating revenue of $185.8 million, constituting growth of $2.6 million, compared to an increase in operating non-interest expenses of $0.3 million [1]

▪	Operating pre-provision net revenue of $103.1 million, up $2.3 million from $100.8 million [1]

▪	Net income of $259.8 million and earnings per share of $2.50, compared to $194.2 million and $2.03, respectively

▪	Net operating revenue of $699.1 million, constituting year-over-year growth of 34.0%, or $177.3 million, compared to an increase in operating non-interest expenses of 25.6%, or $64.9 million[1]

▪	Operating pre-provision net revenue of $380.4 million, up $112.5 million from $267.9 million [1]

FINANCIAL POSITION RESULTS:

▪	Total loans of $13.21 billion, up $175 million

▪	Total deposits of $14.55 billion, up $107 million

▪	Stockholders' equity of $1.89 billion, up $34 million

▪	Increase in total loans of $2.07 billion, including the April 20, 2016 acquisition of the hotel franchise finance ("HFF") loan portfolio

▪	Total deposit increases of $2.52 billion

▪	Increase in stockholders' equity of $300 million

LOANS AND ASSET QUALITY:

▪	Nonperforming assets (nonaccrual loans and repossessed assets) decreased to 0.51% of total assets, from 0.53%

▪	Annualized net loan (recoveries) charge-offs to average loans outstanding of (0.03)%, compared to 0.04%

▪	Nonperforming assets to total assets of 0.51%, compared to 0.65%

▪	Net loan charge-offs (recoveries) to average loans outstanding of 0.02%, compared to (0.06)%

KEY PERFORMANCE METRICS:

▪	Net interest margin of 4.57%, compared to 4.55%

▪	Return on average assets and return on tangible common equity[1] of 1.63% and 17.59%, compared to 1.58% and 17.50%, respectively

▪	Tangible common equity ratio of 9.4%, compared to 9.3% [1]

▪	Tangible book value per share, net of tax, of $15.17, an increase from $14.84 [1]

▪	Operating efficiency ratio of 42.4%, compared to 43.0% [1]

▪	Net interest margin of 4.58%, compared to 4.51%

▪	Return on average assets and return on tangible common equity[1] of 1.61% and 17.71%, compared to 1.56% and 17.83%, respectively

▪	Tangible common equity ratio of 9.4%, compared to 9.2% [1]

▪	Tangible book value per share, net of tax, of $15.17, an increase of 21.0% from $12.54 [1]

▪	Operating efficiency ratio of 43.4%, compared to 45.8% [1]

1 See reconciliation of Non-GAAP Financial Measures beginning on page 19.

Income Statement
Net interest income was $175.3 million in the fourth quarter 2016, an increase of $2.8 million from $172.5 million in the third quarter 2016, and an increase of $32.0 million, or 22.3%, compared to the fourth quarter 2015. Net interest income in the fourth quarter 2016 includes $7.0 million of total accretion income from acquired loans, compared to $8.8 million in the third quarter 2016, and $5.0 million in the fourth quarter 2015. For 2016, net interest income was $657.2 million, an increase of $164.6 million, or 33.4%, from $492.6 million in 2015. Net interest income for 2016 includes $29.3 million (of which, $13.3 million related to the acquisition of HFF) of total accretion from acquired loans, compared to $17.1 million in 2015.
The Company’s net interest margin in the fourth quarter 2016 was 4.57%, an increase from 4.55% the third quarter 2016, and a decrease from 4.67% in the fourth quarter 2015. The increase in net interest margin from the third quarter 2016 primarily relates to an increase in yield from other interest earning assets resulting from an increase in dividends on FHLB stock. The decrease in net interest margin from the fourth quarter 2015 primarily relates to an increase in interest expense resulting from the issuance of long-term subordinated debt in June 2016 as well as an increase in the cost of interest-bearing deposits. For 2016, net interest margin was 4.58%, compared to 4.51% in 2015. The increase in net interest margin from the prior year relates primarily to an increase in loan yield resulting from additional income from the HFF acquisition, partially offset by higher costs of deposits and qualifying debt.
Operating non-interest income was $10.5 million for the fourth quarter 2016, compared to $10.7 million for the third quarter 2016, and $9.4 million for the fourth quarter 2015.1 For 2016, operating non-interest income was $41.8 million, an increase of $12.6 million, or 43.2%, compared to $29.2 million in 2015.1
Net operating revenue was $185.8 million for the fourth quarter 2016, an increase of $2.6 million, compared to $183.2 million for the third quarter 2016, and an increase of $33.0 million, or 21.6%, compared to $152.8 million for the fourth quarter 2015.1 For 2016, net operating revenue was $699.0 million, an increase of $177.2 million, or 34.0%, compared to $521.8 million in 2015.1
Operating non-interest expense was $82.7 million for the fourth quarter 2016, compared to $82.4 million for the third quarter 2016, and $72.8 million for the fourth quarter 2015.1 The Company’s operating efficiency ratio1 on a tax equivalent basis was 42.4% for the fourth quarter 2016, an improvement from 43.0% for the third quarter 2016, and from 45.2% for the fourth quarter 2015. For 2016, operating non-interest expense was $318.7 million, an increase of $64.9 million, or 25.6%, compared to $253.8 million in 2015.1
Net income was $69.8 million for the fourth quarter 2016, an increase of $2.7 million from $67.1 million for the third quarter 2016, and an increase of $11.3 million, or 19.3%, from $58.5 million for the fourth quarter 2015. Earnings per share was $0.67 for the fourth quarter 2016, compared to $0.64 for the third quarter 2016, and $0.57 for the fourth quarter 2015. Excluding acquisition / restructure expense, net income and earnings per share for the fourth quarter 2016 was $73.7 million and $0.70, respectively, compared to $68.8 million and $0.66, respectively, for the third quarter 2016. There were no acquisition / restructure expenses in the fourth quarter 2015. For 2016, net income was $259.8 million, an increase of $65.6 million, or 33.7%, compared to $194.2 million in 2015. Earnings per share for 2016 was $2.50, an increase of 23.2%, compared to $2.03 in 2015.
The Company views its operating pre-provision net revenue ("PPNR") as a key metric for assessing the Company’s earnings power, which it defines as net operating revenue less operating non-interest expense. For the fourth quarter 2016, the Company’s operating PPNR was $103.1 million, up from $100.8 million in the third quarter 2016, and up 29.0% from $79.9 million in the fourth quarter 2015.1 The non-operating items1 for the fourth quarter 2016 consisted primarily of acquisition / restructure expenses of $6.0 million related to the HFF acquisition and system conversion costs. For 2016, operating PPNR was $380.3 million, an increase of $112.4 million, or 42.0%, from $267.9 million in 2015.1
The Company had 1,557 full-time equivalent employees and 48 offices at December 31, 2016, compared to 1,446 employees and 47 offices at December 31, 2015.

Balance Sheet
Gross loans totaled $13.21 billion at December 31, 2016, an increase of $175 million from $13.03 billion at September 30, 2016, and an increase of $2.07 billion from $11.14 billion at December 31, 2015. The year-over-year increase is comprised of $1.28 billion from HFF as of April 20, 2016 and the remainder from organic loan growth. Consistent with accounting principles generally accepted in the United States ("GAAP"), the allowance for credit losses is not carried over in an acquisition because acquired loans are recorded at fair value, which discounts the loans based on expected future cash flows. At December 31, 2016, the allowance for credit losses was 0.95% of total loans, compared to 0.94% at September 30, 2016, and 1.07% at December 31, 2015. The allowance for credit losses as a percent of total loans, adjusted to include credit discounts on acquired loans1, was 1.30% at December 31, 2016, compared to 1.37% at September 30, 2016, and 1.25% at December 31, 2015.
Deposits totaled $14.55 billion at December 31, 2016, an increase of $107 million from $14.44 billion at September 30, 2016, and an increase of $2.52 billion from $12.03 billion at December 31, 2015. The increase from both the prior quarter and from December 31, 2015 is the result of organic deposit growth. Non-interest bearing deposits were $5.63 billion at December 31, 2016, compared to $5.62 billion at September 30, 2016, and $4.09 billion at December 31, 2015. Non-interest bearing deposits comprised 38.7% of total deposits at December 31, 2016, compared to 38.9% at September 30, 2016, and 34.0% at December 31, 2015. The proportion of savings and money market balances to total deposits increased to 42.1% from 41.3% at September 30, 2016, and decreased from 44.0% at December 31, 2015. Certificates of deposit as a percentage of total deposits were 10.0% at December 31, 2016, compared to 11.0% at September 30, 2016, and 13.4% at December 31, 2015. The Company’s ratio of loans to deposits was 90.8% at December 31, 2016, compared to 90.2% at September 30, 2016, and 92.6% at December 31, 2015.
Borrowings totaled $80 million at December 31, 2016, an increase from zero at September 30, 2016, and a decrease of $70 million from $150 million at December 31, 2015. The increase from the prior quarter is due to FHLB overnight advances. The decrease from the prior year is due primarily to the payoff of short-term FHLB advances.
Qualifying debt totaled $368 million at December 31, 2016, a decrease from $383 million at September 30, 2016, and an increase of $158 million from $210 million at December 31, 2015. The increase from the prior year is primarily related to the issuance of $175 million in subordinated debt in June 2016.
Stockholders’ equity at December 31, 2016 was $1.89 billion, compared to $1.86 billion at September 30, 2016, and $1.59 billion at December 31, 2015. The increase from the prior year relates primarily to at-the-market stock issuances and net income for the respective period, which was partially offset by valuation declines on available-for-sale investment securities.
At December 31, 2016, tangible common equity, net of tax, was 9.4% of tangible assets1 and total capital was 13.2% of risk-weighted assets. The Company’s tangible book value per share1 was $15.17 at December 31, 2016, up 21.0% from December 31, 2015.
Total assets increased to $17.20 billion at December 31, 2016, from $17.04 billion at September 30, 2016, and increased 20.5% from $14.28 billion at December 31, 2015. The increase in total assets from the prior year relates primarily to the HFF acquisition, organic loan growth, and an increase in investment securities resulting from increased deposits.
Asset Quality
The provision for credit losses was $1.0 million for the fourth quarter 2016, compared to $2.0 million for the third quarter 2016, and $2.5 million for the fourth quarter 2015. Net loan (recoveries) charge-offs in the fourth quarter 2016 were $(0.8) million, or (0.03)% of average loans (annualized), compared to $1.2 million, or 0.04%, in the third quarter 2016, and $0.5 million, or 0.02%, in the fourth quarter 2015.
Nonaccrual loans decreased $0.3 million to $40.3 million during the quarter. Loans past due 90 days and still accruing interest totaled $1.1 million at December 31, 2016, compared to $2.8 million at September 30, 2016, and $3.0 million at December 31, 2015. Loans past due 30-89 days and still accruing interest totaled $6.3 million at quarter end, a decrease from $18.4 million at September 30, 2016, and a decrease from $34.5 million at December 31, 2015.
Repossessed assets totaled $47.8 million at quarter end, a decrease of $1.8 million from $49.6 million at September 30, 2016, and an increase of $3.9 million from $43.9 million at December 31, 2015. Adversely graded loans and non-performing assets totaled $342.9 million at quarter end, an increase of $8.0 million from $334.9 million at September 30, 2016, and a decrease of $9.9 million from $352.8 million at December 31, 2015.
As the Company’s asset quality improved and its capital increased, the ratio of classified assets to Tier I capital plus the allowance for credit losses, a common regulatory measure of asset quality, improved to 11.8% at December 31, 2016, from 12.3% at September 30, 2016, and from 15.1% at December 31, 2015.1

1 See reconciliation of Non-GAAP Financial Measures beginning on page 19.

Segment Highlights
The Company's reportable segments are aggregated primarily based on geographic location, services offered, and markets served. The Company's regional segments, which include, Arizona, Nevada, Southern California, and Northern California provide full service banking and related services to their respective markets. The operations from the regional segments correspond to the following banking divisions: Alliance Bank of Arizona, Bank of Nevada, First Independent Bank, Torrey Pines Bank, and Bridge Bank.
The Company's National Business Lines ("NBL") segment provides specialized banking services to niche markets. With the purchase of the HFF loan portfolio, management has created a new HFF operating segment, which is now included as one of the Company's NBL reportable segments. The Company's other NBL reportable segments include Homeowner Associations ("HOA") Services, Public & Nonprofit Finance, Technology & Innovation, and Other NBLs. These NBLs are managed centrally and are broader in geographic scope than our other segments, though still predominately located within our core market areas. The HOA Services NBL corresponds to the Alliance Association Bank division. The newly created HFF NBL includes the hotel franchise loan portfolio purchased from GE on April 20, 2016. The operations of Public and Nonprofit Finance are combined into one reportable segment. The Technology & Innovation NBL includes the operations of Equity Fund Resources, the Life Sciences Group, the Renewable Resource Group, and Technology Finance. The Other NBLs segment consists of the operations of Corporate Finance, Mortgage Warehouse Lending, and Resort Finance.
The Corporate & Other segment consists of corporate-related items, income and expense items not allocated to our other reportable segments, and inter-segment eliminations.
Key management metrics for evaluating the performance of the Company's Arizona, Nevada, Southern California, Northern California, and NBL segments include loan and deposit growth, asset quality, and pre-tax income.
The regional segments reported gross loan balances of $7.54 billion at December 31, 2016, an increase of $3 million during the quarter, and an increase of $44 million during the year. Arizona, Nevada, and Northern California had loan growth during the quarter of $18 million, $28 million, and $23 million, respectively, which was offset by a decrease of $67 million in Southern California. The growth in loans during the year was primarily driven by an increase of $144 million in Arizona, which was partially offset by decreases of $93 million and $12 million, respectively, in Northern California and Nevada. Total deposits for the regional segments were $11.50 billion, an increase of $97 million during the quarter, and an increase of $1.79 billion during the year. Nevada, Southern California, and Northern California generated increased deposits during the quarter of $20 million, $128 million, and $39 million, respectively, which was partially offset by a decrease of $89 million in Arizona. Each of the regional segments generated increased deposits during the year, with Arizona contributing the largest increase of $963 million, followed by Southern California and Nevada with increases of $480 million and $349 million, respectively.
Pre-tax income for the regional segments was $76.4 million for the three months ended December 31, 2016, a decrease of $4.2 million from the three months ended September 30, 2016, and an increase of $11.2 million from the three months ended December 31, 2015. Nevada and Northern California had the largest decreases in pre-tax income of $3.1 million and $2.2 million, respectively, compared to the three months ended September 30, 2016, which were partially offset by increases in Arizona and Southern California of $0.9 million, $0.2 million, respectively. All regional segments had increases in pre-tax income from the three months ended December 31, 2015, with Arizona and Southern California contributing the largest increases of $8.3 million and $4.0 million, respectively. For the year ended December 31, 2016, the regional segments reported total pre-tax income of $296.9 million, an increase of $69.0 million compared to the year ended December 31, 2015. All regional segments had increases in pre-tax income, with Arizona and Northern California contributing the largest increases of $33.0 million and $14.3 million, respectively.
The NBL segments reported gross loan balances of $5.65 billion at December 31, 2016, an increase of $178 million during the quarter, and an increase of $2.05 billion during the year. The increase in loans for the NBL segments compared to the prior quarter relates primarily to the Other NBLs and Technology & Innovation segments, which increased loans by $103 million and $77 million, respectively. During the year, the increases were driven by the HFF (as a result of the purchase), Other NBLs, and Technology & Innovation segments, which increased loans by $1.29 billion, $497 million, and $241 million, respectively. Total deposits for the NBL segments were $2.93 billion, an increase of $48 million during the quarter, and an increase of $794 million during the year. The HOA Services segment increased deposits by $77 million during the quarter, which was partially offset by decreased deposits for the Technology & Innovation segment of $29 million. The increase of $794 million during the year is the result of growth in the HOA Services and Technology & Innovation segments of $598 million and $196 million, respectively.
Pre-tax income for the NBL segments was $40.5 million for the three months ended December 31, 2016, an increase of $2.5 million from the three months ended September 30, 2016, and an increase of $15.3 million from the three months ended December 31, 2015. The increase in pre-tax income from the prior quarter relates primarily to the Other NBLs segment, which increased $2.9 million. This increase was offset by decreases in pre-tax income from the Technology & Innovation and HOA Services segments of $0.4 million and $0.2 million, respectively. The HFF and HOA Services segments had the largest increases in pre-tax income of $10.4 million and $3.2 million, respectively, from the three months ended December 31, 2015, which were offset by decreases in pre-tax income of $0.4 million and $0.7 million from the Public & Nonprofit and Technology & Innovation segments, respectively. Pre-tax income for the NBLs for the year ended December 31, 2016 totaled $140.0 million, compared to $78.6 million for the year ended December 31, 2015. The largest increases in pre-tax income compared to the year ended December 31, 2015 were in the HFF (as a result of the purchase), Technology & Innovation, and HOA Services segments, which increased $30.0 million, $23.7 million, and $10.1 million, respectively.

Conference Call and Webcast
Western Alliance Bancorporation will host a conference call and live webcast to discuss its fourth quarter 2016 financial results at 12:00 p.m. ET on Friday, January 27, 2017. Participants may access the call by dialing 1-888-317-6003 and using passcode 8260547 or via live audio webcast using the website link https://services.choruscall.com/links/wal170127.html. The webcast is also available via the Company’s website at www.westernalliancebancorporation.com. Participants should log in at least 15 minutes early to receive instructions. The call will be recorded and made available for replay after 2:00 p.m. ET January 27th through 9:00 a.m. ET February 27th by dialing 1-877-344-7529 passcode: 10099229.
Reclassifications
Certain amounts in the Consolidated Income Statements for the prior periods have been reclassified to conform to the current presentation. The reclassifications have no effect on net income or stockholders’ equity as previously reported.
Use of Non-GAAP Financial Information
This press release contains both financial measures based on GAAP and non-GAAP based financial measures, which are used where management believes them to be helpful in understanding the Company’s results of operations or financial position. Where non-GAAP financial measures are used, the comparable GAAP financial measure, as well as the reconciliation to the comparable GAAP financial measure, can be found in this press release. These disclosures should not be viewed as a substitute for operating results determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures that may be presented by other companies.
Early Adoption of Accounting Standards
During the first quarter 2016, the Company elected to early adopt Accounting Standards Update ("ASU") 2016-09, Improvements to Employee Share-Based Payment Accounting. The amendments in this ASU require that all excess tax benefits and tax deficiencies be recognized as income tax expense or benefit in the income statement rather than as additional paid-in capital as required under previous generally accepted accounting principles. Due to the early adoption of ASU 2016-09, during the three months ended March 31, 2016, the Company recognized a $3.9 million tax benefit as a reduction of income tax expense (that previously would have been reflected as additional paid-in capital). For the year ended December 31, 2016, the Company recognized a tax benefit of $4.1 million as a result of the new guidance.
Cautionary Note Regarding Forward-Looking Statements
This release contains forward-looking statements that relate to expectations, beliefs, projections, future plans and strategies, anticipated events or trends and similar expressions concerning matters that are not historical facts. Examples of forward-looking statements include, among others, statements we make regarding our expectations with regard to our business, financial and operating results, and future economic performance, including our recent domestic select-service hotel franchise finance loan portfolio acquisition. The forward-looking statements contained herein reflect our current views about future events and financial performance and are subject to risks, uncertainties, assumptions and changes in circumstances that may cause our actual results to differ significantly from historical results and those expressed in any forward-looking statement. Some factors that could cause actual results to differ materially from historical or expected results include, among others: the risk factors discussed in the Company’s Annual Report on Form 10-K for the year ended December 31, 2015 as filed with the Securities and Exchange Commission; changes in general economic conditions, either nationally or locally in the areas in which we conduct or will conduct our business; inflation, interest rate, market and monetary fluctuations; increases in competitive pressures among financial institutions and businesses offering similar products and services; higher defaults on our loan portfolio than we expect; changes in management’s estimate of the adequacy of the allowance for credit losses; legislative or regulatory changes or changes in accounting principles, policies or guidelines; supervisory actions by regulatory agencies which may limit our ability to pursue certain growth opportunities, including expansion through acquisitions; additional regulatory requirements resulting from our continued growth; management’s estimates and projections of interest rates and interest rate policy; the execution of our business plan; and other factors affecting the financial services industry generally or the banking industry in particular.
Any forward-looking statement made by us in this release is based only on information currently available to us and speaks only as of the date on which it is made. We do not intend and disclaim any duty or obligation to update or revise any industry information or forward-looking statements, whether written or oral, that may be made from time to time, set forth in this press release to reflect new information, future events or otherwise.
About Western Alliance Bancorporation
With more than $17 billion in assets, Western Alliance Bancorporation (NYSE:WAL) is one of the country’s top-performing banking companies. Its primary subsidiary, Western Alliance Bank, is the go-to bank for business and succeeds with local teams of experienced bankers who deliver superior service and a full spectrum of deposit, lending, treasury management, international banking and online banking products and services. Western Alliance Bank operates full-service banking divisions: Alliance Bank of Arizona, Bank of Nevada, Bridge Bank, First Independent Bank and Torrey Pines Bank. The bank also serves business customers through a robust national platform of specialized financial services including Corporate Finance, Equity Fund Resources, Hotel Franchise Finance, Life Sciences Group, Mortgage Warehouse Lending, Public and Nonprofit Finance, Renewable Resource Group, Resort Finance, Technology Finance and Alliance Association Bank. For more information, visit westernalliancebancorporation.com.

Western Alliance Bancorporation and Subsidiaries
Summary Consolidated Financial Data
Unaudited

Selected Balance Sheet Data:
	December 31,
	2016	2015	Change %
	(in millions)
Total assets	$17,200.8	$14,275.1	20.5%
Total loans, net of deferred fees	13,208.5	11,136.7	18.6
Securities and money market investments	2,767.8	2,042.2	35.5
Total deposits	14,549.8	12,030.6	20.9
Borrowings	80.0	150.0	(46.7)
Qualifying debt	367.9	210.3	74.9
Stockholders' equity	1,891.5	1,591.5	18.9
Tangible common equity, net of tax (1)	1,593.6	1,292.2	23.3

Selected Income Statement Data:
	For the Three Months Ended December 31,			For the Year Ended December 31,
	2016	2015	Change %	2016	2015	Change %
	(in thousands, except per share data)			(in thousands, except per share data)
Interest income	$187,411	$151,331	23.8%	$700,506	$525,144	33.4%
Interest expense	12,142	7,988	52.0	43,293	32,568	32.9
Net interest income	175,269	143,343	22.3	657,213	492,576	33.4
Provision for credit losses	1,000	2,500	(60.0)	8,000	3,200	NM
Net interest income after provision for credit losses	174,269	140,843	23.7	649,213	489,376	32.7
Non-interest income	10,540	9,479	11.2	42,915	29,768	44.2
Non-interest expense	88,645	72,448	22.4	330,949	260,606	27.0
Income before income taxes	96,164	77,874	23.5	361,179	258,538	39.7
Income tax expense	26,364	19,348	36.3	101,381	64,294	57.7
Net income	$69,800	$58,526	19.3	$259,798	$194,244	33.7
Diluted earnings per share available to common stockholders	$0.67	$0.57	17.5	$2.50	$2.03	23.2

(1) See Reconciliation of Non-GAAP Financial Measures.
NM: Changes +/- 100% are not meaningful.

Western Alliance Bancorporation and Subsidiaries
Summary Consolidated Financial Data
Unaudited

Common Share Data:
	At or for the Three Months Ended December 31,			For the Year Ended December 31,
	2016	2015	Change %	2016	2015	Change %
Diluted earnings per share available to common stockholders	$0.67	$0.57	17.5%	$2.50	$2.03	23.2%
Book value per common share	18.00	15.44	16.6
Tangible book value per share, net of tax (1)	15.17	12.54	21.0
Average shares outstanding (in thousands):
Basic	103,788	101,174	2.6	103,042	94,570	9.0
Diluted	104,765	102,006	2.7	103,843	95,219	9.1
Common shares outstanding	105,071	103,087	1.9

Selected Performance Ratios:
Return on average assets (2)	1.63%	1.67%	(2.4)%	1.61%	1.56%	3.2%
Return on average tangible common equity (1, 2)	17.59	18.64	(5.6)	17.71	17.83	(0.7)
Net interest margin (2)	4.57	4.67	(2.1)	4.58	4.51	1.6
Net interest spread	4.34	4.52	(4.0)	4.38	4.36	0.5
Efficiency ratio - tax equivalent basis (1)	42.41	45.19	(6.2)	43.42	45.85	(5.3)
Loan to deposit ratio	90.78	92.57	(1.9)

Asset Quality Ratios:
Net (recoveries) charge-offs to average loans outstanding (2)	(0.03)%	0.02%	NM	0.02%	(0.06)%	NM
Nonaccrual loans to gross loans	0.31	0.44	(29.5)
Nonaccrual loans and repossessed assets to total assets	0.51	0.65	(21.5)
Loans past due 90 days and still accruing to gross loans	0.01	0.03	(66.7)
Allowance for credit losses to gross loans	0.95	1.07	(11.2)
Allowance for credit losses to nonaccrual loans	309.65	246.10	25.8

Capital Ratios (1):
	December 31, 2016	September 30, 2016	December 31, 2015
Tangible common equity	9.4%	9.3%	9.2%
Common Equity Tier 1 (3)	10.0	9.8	9.7
Tier 1 Leverage ratio (3)	9.9	9.6	9.8
Tier 1 Capital (3)	10.5	10.3	10.2
Total Capital (3)	13.2	13.1	12.2

(1)	See Reconciliation of Non-GAAP Financial Measures.
(2)	Annualized for the three month periods ended December 31, 2016 and 2015.
(3)	Capital ratios for December 31, 2016 are preliminary until the Call Report is filed.
(4)	NM: Changes +/- 100% are not meaningful.

Western Alliance Bancorporation and Subsidiaries
Condensed Consolidated Income Statements
Unaudited
	Three Months Ended December 31,		Year Ended December 31,
	2016	2015	2016	2015
	(dollars in thousands, except per share data)
Interest income:
Loans	$168,881	$137,471	$636,596	$476,417
Investment securities	16,725	12,454	58,540	43,557
Other	1,805	1,406	5,370	5,170
Total interest income	187,411	151,331	700,506	525,144
Interest expense:
Deposits	7,729	5,737	29,722	21,795
Qualifying debt	4,252	2,107	12,998	5,007
Borrowings	161	144	573	5,766
Total interest expense	12,142	7,988	43,293	32,568
Net interest income	175,269	143,343	657,213	492,576
Provision for credit losses	1,000	2,500	8,000	3,200
Net interest income after provision for credit losses	174,269	140,843	649,213	489,376
Non-interest income:
Service charges	4,865	4,326	18,824	14,782
SBA/ warrant income	1,353	733	4,181	1,579
Card income	1,170	1,013	4,438	3,679
Income from bank owned life insurance	904	1,166	3,762	3,899
Lending related income and gains (losses) on sale of loans, net	488	364	3,770	369
Gain (loss) on sales of investment securities, net	58	33	1,059	615
Loss on extinguishment of debt	—	—	—	(81)
Other	1,702	1,844	6,881	4,926
Total non-interest income	10,540	9,479	42,915	29,768
Non-interest expenses:
Salaries and employee benefits	49,702	41,221	188,810	149,828
Legal, professional and directors' fees	7,600	5,890	24,610	18,548
Occupancy	6,944	6,503	27,303	22,180
Data processing	4,504	4,106	18,660	13,200
Insurance	3,468	3,264	12,898	11,003
Marketing	1,164	1,298	3,596	2,885
Intangible amortization	697	704	2,788	1,970
Card expense	689	920	2,936	2,764
Loan and repossessed asset expenses	477	904	2,999	4,377
Net (gain) loss on sales and valuations of repossessed and other assets	(34)	(397)	(125)	(2,070)
Acquisition / restructure expense	6,021	—	12,412	8,837
Other	7,413	8,035	34,062	27,084
Total non-interest expense	88,645	72,448	330,949	260,606
Income before income taxes	96,164	77,874	361,179	258,538
Income tax expense	26,364	19,348	101,381	64,294
Net income	$69,800	$58,526	$259,798	$194,244
Preferred stock dividends	—	151	—	750
Net income available to common stockholders	$69,800	$58,375	$259,798	$193,494

Earnings per share available to common stockholders:
Diluted shares	104,765	102,006	103,843	95,219
Diluted earnings per share	$0.67	$0.57	$2.50	$2.03

Western Alliance Bancorporation and Subsidiaries
Five Quarter Condensed Consolidated Income Statements
Unaudited
	Three Months Ended
	Dec 31, 2016	Sep 30, 2016	Jun 30, 2016	Mar 31, 2016	Dec 31, 2015
	(in thousands, except per share data)
Interest income:
Loans	$168,881	$167,914	$160,015	$139,786	$137,471
Investment securities	16,725	15,436	12,871	13,508	12,454
Other	1,805	1,400	1,203	962	1,406
Total interest income	187,411	184,750	174,089	154,256	151,331
Interest expense:
Deposits	7,729	8,072	7,678	6,243	5,737
Qualifying debt	4,252	4,048	2,514	2,184	2,107
Borrowings	161	83	211	118	144
Total interest expense	12,142	12,203	10,403	8,545	7,988
Net interest income	175,269	172,547	163,686	145,711	143,343
Provision for credit losses	1,000	2,000	2,500	2,500	2,500
Net interest income after provision for credit losses	174,269	170,547	161,186	143,211	140,843
Non-interest income:
Service charges	4,865	4,916	4,544	4,499	4,326
SBA/ warrant income	1,353	1,457	365	1,006	733
Card income	1,170	1,177	1,078	1,013	1,013
Income from bank owned life insurance	904	899	1,029	930	1,166
Lending related income and gains (losses) on sale of loans, net	488	459	(112)	2,935	364
Gains (losses) on sales of investment securities, net	58	—	—	1,001	33
Other	1,702	1,775	1,655	1,749	1,844
Total non-interest income	10,540	10,683	8,559	13,133	9,479
Non-interest expenses:
Salaries and employee benefits	49,702	49,542	44,711	44,855	41,221
Legal, professional, and directors' fees	7,600	5,691	5,747	5,572	5,890
Occupancy	6,944	6,856	7,246	6,257	6,503
Data processing	4,504	4,982	5,114	4,060	4,106
Insurance	3,468	3,144	2,963	3,323	3,264
Marketing	1,164	678	1,097	657	1,298
Intangible amortization	697	697	697	697	704
Card expense	689	536	824	887	920
Loan and repossessed asset expenses	477	788	832	902	904
Net (gain) loss on sales and valuations of repossessed and other assets	(34)	(146)	357	(302)	(397)
Acquisition / restructure expense	6,021	2,729	3,662	—	—
Other	7,413	9,510	8,554	8,585	8,035
Total non-interest expense	88,645	85,007	81,804	75,493	72,448
Income before income taxes	96,164	96,223	87,941	80,851	77,874
Income tax expense	26,364	29,171	26,327	19,519	19,348
Net income	$69,800	$67,052	$61,614	$61,332	$58,526
Preferred stock dividends	—	—	—	—	151
Net income available to common stockholders	$69,800	$67,052	$61,614	$61,332	$58,375

Earnings per share available to common stockholders:
Diluted shares	104,765	104,564	103,472	102,538	102,006
Diluted earnings per share	$0.67	$0.64	$0.60	$0.60	$0.57

Western Alliance Bancorporation and Subsidiaries
Five Quarter Condensed Consolidated Balance Sheets
Unaudited
	Dec 31, 2016	Sep 30, 2016	Jun 30, 2016	Mar 31, 2016	Dec 31, 2015
	(in millions, except per share data)
Assets:
Cash and due from banks	$284.5	$356.1	$696.2	$1,031.0	$224.6
Cash and cash equivalents	284.5	356.1	696.2	1,031.0	224.6
Securities and money market investments	2,767.8	2,778.1	2,262.6	2,099.9	2,042.2
Loans held for sale	18.9	21.3	22.3	23.6	23.8
Loans held for investment:
Commercial	5,855.8	5,715.0	5,577.6	5,378.5	5,262.8
Commercial real estate - non-owner occupied	3,544.0	3,623.4	3,601.3	2,291.0	2,283.5
Commercial real estate - owner occupied	2,013.3	1,984.0	2,008.3	2,032.3	2,083.3
Construction and land development	1,478.1	1,379.7	1,333.5	1,179.9	1,133.4
Residential real estate	259.4	271.8	293.0	302.4	323.0
Consumer	39.0	38.4	41.8	33.7	26.9
Gross loans and deferred fees, net	13,189.6	13,012.3	12,855.5	11,217.8	11,112.9
Allowance for credit losses	(124.7)	(122.9)	(122.1)	(119.2)	(119.1)
Loans, net	13,064.9	12,889.4	12,733.4	11,098.6	10,993.8
Premises and equipment, net	119.8	121.3	120.5	119.8	118.5
Other assets acquired through foreclosure, net	47.8	49.6	49.8	52.8	43.9
Bank owned life insurance	164.5	163.6	164.3	163.4	162.5
Goodwill and other intangibles, net	302.9	303.6	304.3	304.0	305.4
Other assets	429.7	359.6	375.3	354.9	360.4
Total assets	$17,200.8	$17,042.6	$16,728.7	$15,248.0	$14,275.1
Liabilities and Stockholders' Equity:
Liabilities:
Deposits
Non-interest bearing demand deposits	$5,632.9	$5,624.8	$5,275.1	$4,635.2	$4,094.0
Interest bearing:
Demand	1,346.7	1,256.7	1,278.1	1,088.2	1,028.1
Savings and money market	6,120.9	5,969.6	6,005.8	5,650.9	5,296.9
Time certificates	1,449.3	1,592.1	1,642.3	1,707.4	1,611.6
Total deposits	14,549.8	14,443.2	14,201.3	13,081.7	12,030.6
Customer repurchase agreements	41.7	44.4	38.5	36.1	38.2
Total customer funds	14,591.5	14,487.6	14,239.8	13,117.8	12,068.8
Borrowings	80.0	—	—	0.2	150.0
Qualifying debt	367.9	382.9	382.1	210.4	210.3
Accrued interest payable and other liabilities	269.9	314.7	310.6	259.4	254.5
Total liabilities	15,309.3	15,185.2	14,932.5	13,587.8	12,683.6
Stockholders' Equity:
Preferred stock	—	—	—	—	—
Common stock and additional paid-in capital	1,373.8	1,368.4	1,364.0	1,302.9	1,306.6
Retained earnings	522.4	452.6	385.6	324.0	262.6
Accumulated other comprehensive (loss) income	(4.7)	36.4	46.6	33.3	22.3
Total stockholders' equity	1,891.5	1,857.4	1,796.2	1,660.2	1,591.5
Total liabilities and stockholders' equity	$17,200.8	$17,042.6	$16,728.7	$15,248.0	$14,275.1

Western Alliance Bancorporation and Subsidiaries
Changes in the Allowance For Credit Losses
Unaudited
	Three Months Ended
	Dec 31, 2016	Sep 30, 2016	Jun 30, 2016	Mar 31, 2016	Dec 31, 2015
	(in thousands)
Balance, beginning of period	$122,884	$122,104	$119,227	$119,068	$117,072
Provision for credit losses	1,000	2,000	2,500	2,500	2,500
Recoveries of loans previously charged-off:
Commercial and industrial	1,144	466	804	1,576	1,009
Commercial real estate - non-owner occupied	691	230	343	3,595	482
Commercial real estate - owner occupied	45	291	427	70	135
Construction and land development	30	302	58	95	13
Residential real estate	287	179	153	257	232
Consumer	11	21	43	67	115
Total recoveries	2,208	1,489	1,828	5,660	1,986
Loans charged-off:
Commercial and industrial	1,267	2,558	1,161	7,491	2,277
Commercial real estate - non-owner occupied	1	—	—	—	—
Commercial real estate - owner occupied	1	72	244	410	—
Construction and land development	18	—	—	—	—
Residential real estate	60	79	—	26	194
Consumer	41	—	46	74	19
Total loans charged-off	1,388	2,709	1,451	8,001	2,490
Net loan (recoveries) charge-offs	(820)	1,220	(377)	2,341	504
Balance, end of period	$124,704	$122,884	$122,104	$119,227	$119,068

Net (recoveries) charge-offs to average loans- annualized	(0.03)%	0.04%	(0.01)%	0.08%	0.02%

Allowance for credit losses to gross loans	0.95%	0.94%	0.95%	1.06%	1.07%
Allowance for credit losses to gross loans, adjusted for acquisition accounting (1)	1.30	1.37	1.42	1.21	1.25
Allowance for credit losses to nonaccrual loans	309.65	302.61	307.68	352.72	246.10

Nonaccrual loans	$40,272	$40,608	$39,685	$33,802	$48,381
Nonaccrual loans to gross loans	0.31%	0.31%	0.31%	0.30%	0.44%
Repossessed assets	$47,815	$49,619	$49,842	$52,776	$43,942
Nonaccrual loans and repossessed assets to total assets	0.51%	0.53%	0.54%	0.57%	0.65%

Loans past due 90 days, still accruing	$1,067	$2,817	$6,991	$4,488	$3,028
Loans past due 90 days and still accruing to gross loans	0.01%	0.02%	0.05%	0.04%	0.03%
Loans past due 30 to 89 days, still accruing	$6,294	$18,446	$3,475	$9,207	$34,541
Loans past due 30 to 89 days, still accruing to gross loans	0.05%	0.14%	0.03%	0.08%	0.31%

Special mention loans	$148,144	$134,018	$154,167	$133,036	$141,819
Special mention loans to gross loans	1.12%	1.03%	1.20%	1.19%	1.28%

Classified loans on accrual	$106,644	$110,650	$119,939	$92,435	$118,635
Classified loans on accrual to gross loans	0.81%	0.85%	0.93%	0.82%	1.07%
Classified assets	$211,782	$212,286	$219,319	$187,929	$221,126
Classified assets to total assets	1.23%	1.25%	1.31%	1.23%	1.55%

(1) See Reconciliation of Non-GAAP Financial Measures.

Western Alliance Bancorporation and Subsidiaries
Analysis of Average Balances, Yields and Rates
Unaudited
	Three Months Ended
	December 31, 2016			September 30, 2016
	Average Balance	Interest	Average Yield / Cost	Average Balance	Interest	Average Yield / Cost
	($ in millions)	($ in thousands)		($ in millions)	($ in thousands)
Interest earning assets
Loans:
Commercial	$5,656.4	$66,674	5.19%	$5,503.0	$65,448	5.24%
CRE - non-owner occupied	3,581.1	51,565	5.76	3,655.6	51,708	5.66
CRE - owner occupied	1,993.3	24,897	5.00	1,999.5	26,620	5.33
Construction and land development	1,431.9	22,094	6.17	1,338.2	19,793	5.92
Residential real estate	264.3	2,926	4.43	281.4	3,557	5.06
Consumer	38.7	468	4.84	40.0	474	4.74
Loans held for sale	20.2	257	5.09	21.9	314	5.73
Total loans (1)	12,985.9	168,881	5.41	12,839.6	167,914	5.44
Securities:
Securities - taxable	2,142.6	11,482	2.14	1,895.5	10,438	2.20
Securities - tax-exempt	591.2	5,243	5.25	511.8	4,997	5.46
Total securities (1)	2,733.8	16,725	2.81	2,407.3	15,436	2.90
Other	430.0	1,805	1.68	684.7	1,400	0.82
Total interest earning assets	16,149.7	187,411	4.87	15,931.6	184,750	4.85
Non-interest earning assets
Cash and due from banks	146.0			146.1
Allowance for credit losses	(122.7)			(123.6)
Bank owned life insurance	163.9			164.0
Other assets	844.0			834.9
Total assets	$17,180.9			$16,953.0
Interest-bearing liabilities
Interest-bearing deposits:
Interest-bearing transaction accounts	$1,295.6	$660	0.20%	$1,286.1	$612	0.19%
Savings and money market	6,004.4	5,043	0.34	6,129.2	5,314	0.35
Time certificates of deposit	1,507.0	2,026	0.54	1,637.3	2,146	0.52
Total interest-bearing deposits	8,807.0	7,729	0.35	9,052.6	8,072	0.36
Short-term borrowings	73.5	161	0.88	39.1	83	0.85
Qualifying debt	365.4	4,252	4.65	369.1	4,048	4.39
Total interest-bearing liabilities	9,245.9	12,142	0.53	9,460.8	12,203	0.52
Non-interest-bearing liabilities
Non-interest-bearing demand deposits	5,752.0			5,363.7
Other liabilities	292.5			292.2
Stockholders’ equity	1,890.5			1,836.3
Total liabilities and stockholders' equity	$17,180.9			$16,953.0
Net interest income and margin		$175,269	4.57%		$172,547	4.55%
Net interest spread			4.34%			4.33%

(1) Yields on loans and securities have been adjusted to a tax equivalent basis. The taxable-equivalent adjustment was $9,165 and $8,599 for the three months ended December 31, 2016 and September 30, 2016, respectively.

Western Alliance Bancorporation and Subsidiaries
Analysis of Average Balances, Yields and Rates
Unaudited
	Three Months Ended December 31,
	2016			2015
	Average Balance	Interest	Average Yield / Cost	Average Balance	Interest	Average Yield / Cost
	($ in millions)	($ in thousands)		($ in millions)	($ in thousands)
Interest earning assets
Loans:
Commercial	$5,656.4	$66,674	5.19%	$4,916.5	$58,423	5.28%
CRE - non-owner occupied	3,581.1	51,565	5.76	2,233.2	29,614	5.30
CRE - owner occupied	1,993.3	24,897	5.00	2,100.5	28,145	5.36
Construction and land development	1,431.9	22,094	6.17	1,134.7	16,658	5.87
Residential real estate	264.3	2,926	4.43	321.0	4,217	5.25
Consumer	38.7	468	4.84	26.8	317	4.73
Loans held for sale	20.2	257	5.09	24.6	97	1.58
Total loans (1)	12,985.9	168,881	5.41	10,757.3	137,471	5.35
Securities:
Securities - taxable	2,142.6	11,482	2.14	1,487.7	8,321	2.24
Securities - tax-exempt	591.2	5,243	5.25	442.4	4,133	5.47
Total securities (1)	2,733.8	16,725	2.81	1,930.1	12,454	2.98
Other	430.0	1,805	1.68	313.6	1,406	1.79
Total interest earning assets	16,149.7	187,411	4.87	13,001.0	151,331	4.92
Non-interest earning assets
Cash and due from banks	146.0			155.7
Allowance for credit losses	(122.7)			(118.0)
Bank owned life insurance	163.9			162.0
Other assets	844.0			809.1
Total assets	$17,180.9			$14,009.8
Interest-bearing liabilities
Interest-bearing deposits:
Interest-bearing transaction accounts	$1,295.6	$660	0.20%	$1,037.6	$480	0.19%
Savings and money market	6,004.4	5,043	0.34	5,014.1	3,548	0.28
Time certificates of deposit	1,507.0	2,026	0.54	1,701.9	1,709	0.40
Total interest-bearing deposits	8,807.0	7,729	0.35	7,753.6	5,737	0.30
Short-term borrowings	73.5	161	0.88	103.1	144	0.56
Qualifying debt	365.4	4,252	4.65	195.9	2,107	4.30
Total interest-bearing liabilities	9,245.9	12,142	0.53	8,052.6	7,988	0.40
Non-interest-bearing liabilities
Non-interest-bearing demand deposits	5,752.0			4,127.9
Other liabilities	292.5			208.5
Stockholders’ equity	1,890.5			1,620.8
Total liabilities and stockholders' equity	$17,180.9			$14,009.8
Net interest income and margin		$175,269	4.57%		$143,343	4.67%
Net interest spread			4.34%			4.52%

(1) Yields on loans and securities have been adjusted to a tax equivalent basis. The taxable-equivalent adjustment was $9,165 and $8,433 for the three months ended December 31, 2016 and 2015, respectively.

Western Alliance Bancorporation and Subsidiaries
Analysis of Average Balances, Yields and Rates
Unaudited
	Year Ended December 31,
	2016			2015
	Average Balance	Interest	Average Yield / Cost	Average Balance	Interest	Average Yield / Cost
	($ in millions)	($ in thousands)		($ in millions)	($ in thousands)
Interest earning assets
Loans:
Commercial	$5,422.1	$252,016	5.14%	$4,246.9	$186,067	4.97%
CRE - non-owner occupied	3,194.0	181,678	5.69	2,157.7	115,009	5.33
CRE - owner occupied	2,016.6	103,418	5.13	1,958.2	102,377	5.23
Construction and land development	1,307.9	83,206	6.36	961.9	55,909	5.81
Residential real estate	289.2	13,375	4.62	306.9	15,077	4.91
Consumer	35.8	1,658	4.63	26.5	1,442	5.44
Loans held for sale	22.3	1,245	5.60	16.1	536	3.33
Total loans (1)	12,287.9	636,596	5.40	9,674.2	476,417	5.18
Securities:
Securities - taxable	1,789.8	39,772	2.22	1,268.8	28,525	2.25
Securities - tax-exempt	507.1	18,768	5.34	407.0	15,032	5.41
Total securities (1)	2,296.9	58,540	2.91	1,675.8	43,557	3.02
Other	532.5	5,370	1.01	272.0	5,170	1.90
Total interest earning assets	15,117.3	700,506	4.86	11,622.0	525,144	4.79
Non-interest earning assets
Cash and due from banks	141.8			137.9
Allowance for credit losses	(122.0)			(115.0)
Bank owned life insurance	163.6			152.3
Other assets	833.6			623.6
Total assets	$16,134.3			$12,420.8
Interest-bearing liabilities
Interest-bearing deposits:
Interest bearing transaction accounts	$1,217.3	$2,231	0.18%	$983.9	$1,736	0.18%
Savings and money market	5,827.5	19,368	0.33	4,470.2	12,544	0.28
Time certificates of deposits	1,615.5	8,123	0.50	1,808.1	7,515	0.42
Total interest-bearing deposits	8,660.3	29,722	0.34	7,262.2	21,795	0.30
Short-term borrowings	80.7	573	0.71	185.2	4,965	2.68
Long-term debt	—	—	—	76.6	801	1.04
Qualifying debt	290.8	12,998	4.47	120.2	5,007	4.17
Total interest-bearing liabilities	9,031.8	43,293	0.48	7,644.2	32,568	0.43
Non-interest-bearing liabilities
Non-interest-bearing demand deposits	5,062.3			3,273.1
Other liabilities	269.3			179.5
Stockholders’ equity	1,770.9			1,324.0
Total liabilities and stockholders' equity	$16,134.3			$12,420.8
Net interest income and margin		$657,213	4.58%		$492,576	4.51%
Net interest spread			4.38%			4.36%

(1) Yields on loans and securities have been adjusted to a tax equivalent basis. The taxable-equivalent adjustment was $34,902 and $31,883 for the years ended December 31, 2016 and 2015, respectively.

Western Alliance Bancorporation and Subsidiaries
Operating Segment Results
Unaudited

Balance Sheet:		Regional Segments
	Consolidated Company	Arizona	Nevada	Southern California	Northern California
At December 31, 2016	(dollars in millions)
Assets:
Cash, cash equivalents, and investment securities	$3,052.3	$1.9	$10.1	$2.1	$1.9
Loans, net of deferred loan fees and costs	13,208.5	2,955.9	1,725.5	1,766.8	1,095.4
Less: allowance for credit losses	(124.7)	(30.1)	(18.5)	(19.4)	(8.8)
Total loans	13,083.8	2,925.8	1,707.0	1,747.4	1,086.6
Other assets acquired through foreclosure, net	47.8	6.2	18.0	—	0.3
Goodwill and other intangible assets, net	302.9	—	23.7	—	157.5
Other assets	714.0	42.9	58.8	14.5	14.3
Total assets	$17,200.8	$2,976.8	$1,817.6	$1,764.0	$1,260.6
Liabilities:
Deposits	$14,549.8	$3,843.4	$3,731.5	$2,382.6	$1,543.6
Borrowings and qualifying debt	447.9	—	—	—	—
Other liabilities	311.6	12.8	28.3	12.9	12.4
Total liabilities	15,309.3	3,856.2	3,759.8	2,395.5	1,556.0
Allocated equity:	1,891.5	346.6	250.7	201.6	283.7
Total liabilities and stockholders' equity	$17,200.8	$4,202.8	$4,010.5	$2,597.1	$1,839.7
Excess funds provided (used)	—	1,226.0	2,192.9	833.1	579.1

No. of offices	48	10	18	9	3
No. of full-time equivalent employees	1,557	168	225	175	167

Income Statement:

Three Months Ended December 31, 2016:	(in thousands)
Net interest income (expense)	$175,269	$45,322	$35,491	$26,823	$20,890
Provision for credit losses	1,000	(963)	189	(724)	475
Net interest income (expense) after provision for credit losses	174,269	46,285	35,302	27,547	20,415
Non-interest income	10,540	1,139	2,203	643	2,564
Non-interest expense	(88,645)	(18,316)	(16,199)	(12,242)	(12,919)
Income (loss) before income taxes	96,164	29,108	21,306	15,948	10,060
Income tax expense (benefit)	26,364	11,419	7,457	6,707	4,230
Net income	$69,800	$17,689	$13,849	$9,241	$5,830

Year Ended December 31, 2016:	(in thousands)
Net interest income (expense)	$657,213	$170,513	$137,507	$103,542	$88,162
Provision for (recovery of) credit losses	8,000	9,912	(3,337)	(580)	2,587
Net interest income (expense) after provision for credit losses	649,213	160,601	140,844	104,122	85,575
Non-interest income	42,915	6,887	8,622	2,550	10,422
Non-interest expense	(330,949)	(63,406)	(60,570)	(45,643)	(53,073)
Income (loss) before income taxes	361,179	104,082	88,896	61,029	42,924
Income tax expense (benefit)	101,381	40,832	31,113	25,663	18,049
Net income	$259,798	$63,250	$57,783	$35,366	$24,875

Western Alliance Bancorporation and Subsidiaries
Operating Segment Results
Unaudited

Balance Sheet:	National Business Lines
	HOA Services	Public & Nonprofit Finance	Hotel Franchise Finance	Technology & Innovation	Other NBLs	Corporate & Other
At December 31, 2016	(dollars in millions)
Assets:
Cash, cash equivalents, and investment securities	$—	$—	$—	$—	$—	$3,036.3
Loans, net of deferred loan fees and costs	116.8	1,454.3	1,292.1	1,011.4	1,776.9	13.4
Less: allowance for credit losses	(1.3)	(15.6)	(0.8)	(10.6)	(19.0)	(0.6)
Total loans	115.5	1,438.7	1,291.3	1,000.8	1,757.9	12.8
Other assets acquired through foreclosure, net	—	—	—	—	—	23.3
Goodwill and other intangible assets, net	—	—	0.2	121.5	—	—
Other assets	0.3	15.6	5.3	7.2	11.1	544.0
Total assets	$115.8	$1,454.3	$1,296.8	$1,129.5	$1,769.0	$3,616.4
Liabilities:
Deposits	$1,890.3	$—	$—	$1,038.2	$—	$120.2
Borrowings and qualifying debt	—	—	—	—	—	447.9
Other liabilities	0.7	50.5	1.4	2.0	17.5	173.1
Total liabilities	1,891.0	50.5	1.4	1,040.2	17.5	741.2
Allocated equity:	65.6	117.1	107.1	224.1	145.5	149.5
Total liabilities and stockholders' equity	$1,956.6	$167.6	$108.5	$1,264.3	$163.0	$890.7
Excess funds provided (used)	1,840.8	(1,286.7)	(1,188.3)	134.8	(1,606.0)	(2,725.7)

No. of offices	1	1	1	8	4	(7)
No. of full-time equivalent employees	64	6	20	57	34	641

Income Statement:

Three Months Ended December 31, 2016:	(in thousands)
Net interest income (expense)	$11,686	$5,641	$13,145	$18,060	$14,673	$(16,462)
Provision for credit losses	96	326	—	710	891	—
Net interest income (expense) after provision for credit losses	11,590	5,315	13,145	17,350	13,782	(16,462)
Non-interest income	119	37	—	2,105	717	1,013
Non-interest expense	(6,596)	(2,010)	(2,780)	(8,094)	(4,197)	(5,292)
Income (loss) before income taxes	5,113	3,342	10,365	11,361	10,302	(20,741)
Income tax expense (benefit)	1,918	1,253	3,887	4,261	3,864	(18,632)
Net income	$3,195	$2,089	$6,478	$7,100	$6,438	$(2,109)

Year Ended December 31, 2016:	(in thousands)
Net interest income (expense)	$41,539	$20,900	$38,583	$69,143	$49,893	$(62,569)
Provision for (recovery of) credit losses	256	(183)	—	(1,626)	4,200	(3,229)
Net interest income (expense) after provision for credit losses	41,283	21,083	38,583	70,769	45,693	(59,340)
Non-interest income	460	59	—	6,728	2,315	4,872
Non-interest expense	(24,019)	(7,936)	(8,544)	(31,271)	(15,204)	(21,283)
Income (loss) before income taxes	17,724	13,206	30,039	46,226	32,804	(75,751)
Income tax expense (benefit)	6,647	4,952	11,265	17,335	12,302	(66,777)
Net income	$11,077	$8,254	$18,774	$28,891	$20,502	$(8,974)

Western Alliance Bancorporation and Subsidiaries
Operating Segment Results
Unaudited

Balance Sheet:		Regional Segments
	Consolidated Company	Arizona	Nevada	Southern California	Northern California
At December 31, 2015	(dollars in millions)
Assets:
Cash, cash equivalents, and investment securities	$2,266.9	$2.3	$9.5	$2.4	$2.4
Loans, net of deferred loan fees and costs	11,136.7	2,811.7	1,737.2	1,761.9	1,188.4
Less: allowance for credit losses	(119.1)	(30.1)	(18.6)	(18.8)	(12.7)
Total loans	11,017.6	2,781.6	1,718.6	1,743.1	1,175.7
Other assets acquired through foreclosure, net	43.9	8.4	20.8	—	0.3
Goodwill and other intangible assets, net	305.4	—	24.8	—	158.2
Other assets	641.3	43.9	62.3	15.7	16.1
Total assets	$14,275.1	$2,836.2	$1,836.0	$1,761.2	$1,352.7
Liabilities:
Deposits	$12,030.6	$2,880.7	$3,382.8	$1,902.5	$1,541.1
Borrowings and qualifying debt	360.3	—	—	—	—
Other liabilities	292.7	12.2	29.0	7.8	11.2
Total liabilities	12,683.6	2,892.9	3,411.8	1,910.3	1,552.3
Allocated equity:	1,591.5	309.2	244.4	191.3	293.2
Total liabilities and stockholders' equity	$14,275.1	$3,202.1	$3,656.2	$2,101.6	$1,845.5
Excess funds provided (used)	—	365.9	1,820.2	340.4	492.8

No. of offices	47	11	18	9	2
No. of full-time equivalent employees	1,446	180	228	161	171

Income Statements:

Three Months Ended December 31, 2015:	(in thousands)
Net interest income (expense)	$143,343	$35,918	$32,052	$23,879	$23,017
Provision for (recovery of) credit losses	2,500	977	(1,712)	328	1,162
Net interest income (expense) after provision for credit losses	140,843	34,941	33,764	23,551	21,855
Non-interest income	9,479	1,295	2,350	596	2,355
Non-interest expense	(72,448)	(15,396)	(14,533)	(12,162)	(13,385)
Income (loss) before income taxes	77,874	20,840	21,581	11,985	10,825
Income tax expense (benefit)	19,348	8,175	7,553	5,040	4,551
Net income	$58,526	$12,665	$14,028	$6,945	$6,274

Year Ended December 31, 2015:	(in thousands)
Net interest income (expense)	$492,576	$129,914	$122,082	$94,585	$56,698
Provision for (recovery of) credit losses	3,200	3,099	(6,887)	152	3,038
Net interest income (expense) after provision for credit losses	489,376	126,815	128,969	94,433	53,660
Non-interest income	29,768	4,204	9,202	2,697	5,161
Non-interest expense	(260,606)	(59,917)	(59,553)	(47,549)	(30,161)
Income (loss) before income taxes	258,538	71,102	78,618	49,581	28,660
Income tax expense (benefit)	64,294	27,893	27,516	20,849	12,051
Net income	$194,244	$43,209	$51,102	$28,732	$16,609

Western Alliance Bancorporation and Subsidiaries
Operating Segment Results
Unaudited

Balance Sheet:	National Business Lines
	HOA Services	Public & Nonprofit Finance	Technology & Innovation	Other NBLs	Corporate & Other
At December 31, 2015	(dollars in millions)
Assets:
Cash, cash equivalents, and investment securities	$—	$—	$—	$—	$2,250.3
Loans, net of deferred loan fees and costs	88.4	1,458.9	770.3	1,280.3	39.6
Less: allowance for credit losses	(0.9)	(15.6)	(8.2)	(13.8)	(0.4)
Total loans	87.5	1,443.3	762.1	1,266.5	39.2
Other assets acquired through foreclosure, net	—	—	—	—	14.4
Goodwill and other intangible assets, net	—	—	122.4	—	—
Other assets	0.2	14.0	2.7	11.5	474.9
Total assets	$87.7	$1,457.3	$887.2	$1,278.0	$2,778.8
Liabilities:
Deposits	$1,291.9	$—	$842.5	$—	$189.1
Borrowings and qualifying debt	—	—	—	—	360.3
Other liabilities	0.5	63.8	—	40.8	127.4
Total liabilities	1,292.4	63.8	842.5	40.8	676.8
Allocated equity:	34.2	87.8	200.9	105.7	124.8
Total liabilities and stockholders' equity	$1,326.6	$151.6	$1,043.4	$146.5	$801.6
Excess funds provided (used)	1,238.9	(1,305.7)	156.2	(1,131.5)	(1,977.2)

No. of offices	1	1	7	4	(6)
No. of full-time equivalent employees	54	3	40	26	583

Income Statement:

Three Months Ended December 31, 2015:	(in thousands)
Net interest income (expense)	$6,909	$5,454	$15,611	$11,159	$(10,656)
Provision for (recovery of) credit losses	33	76	739	897	—
Net interest income (expense) after provision for credit losses	6,876	5,378	14,872	10,262	(10,656)
Non-interest income	86	21	1,094	437	1,245
Non-interest expense	(5,073)	(1,619)	(3,945)	(3,244)	(3,091)
Income (loss) before income taxes	1,889	3,780	12,021	7,455	(12,502)
Income tax expense (benefit)	708	1,418	4,508	2,795	(15,400)
Net income	$1,181	$2,362	$7,513	$4,660	$2,898

Year Ended December 31, 2015:	(in thousands)
Net interest income (expense)	$25,572	$19,988	$30,137	$48,525	$(34,925)
Provision for (recovery of) credit losses	232	2,655	2,264	(1,234)	(119)
Net interest income (expense) after provision for credit losses	25,340	17,333	27,873	49,759	(34,806)
Non-interest income	322	687	2,252	849	4,394
Non-interest expense	(18,059)	(5,675)	(7,596)	(14,501)	(17,595)
Income (loss) before income taxes	7,603	12,345	22,529	36,107	(48,007)
Income tax expense (benefit)	2,851	4,630	8,448	13,540	(53,484)
Net income	$4,752	$7,715	$14,081	$22,567	$5,477

Western Alliance Bancorporation and Subsidiaries
Reconciliation of Non-GAAP Financial Measures
Unaudited

Operating Pre-Provision Net Revenue by Quarter:
	Three Months Ended
	Dec 31, 2016	Sep 30, 2016	Jun 30, 2016	Mar 31, 2016	Dec 31, 2015
	(in thousands)
Total non-interest income	$10,540	$10,683	$8,559	$13,133	$9,479
Less:
Gains (losses) on sales of investment securities, net	58	—	—	1,001	33
Unrealized gains (losses) on assets and liabilities measured at fair value, net	—	7	6	(5)	10
Loss on extinguishment of debt	—	—	—	—	—
Total operating non-interest income	10,482	10,676	8,553	12,137	9,436
Plus: net interest income	175,269	172,547	163,686	145,711	143,343
Net operating revenue (1)	$185,751	$183,223	$172,239	$157,848	$152,779

Total non-interest expense	$88,645	$85,007	$81,804	$75,493	$72,448
Less:
Net (gain) loss on sales and valuations of repossessed and other assets	(34)	(146)	357	(302)	(397)
Acquisition / restructure expense	6,021	2,729	3,662	—	—
Total operating non-interest expense (1)	$82,658	$82,424	$77,785	$75,795	$72,845

Operating pre-provision net revenue (2)	$103,093	$100,799	$94,454	$82,053	$79,934

Plus:
Non-operating revenue adjustments	58	7	6	996	43
Less:
Provision for credit losses	1,000	2,000	2,500	2,500	2,500
Non-operating expense adjustments	5,987	2,583	4,019	(302)	(397)
Income tax expense	26,364	29,171	26,327	19,519	19,348
Net income	$69,800	$67,052	$61,614	$61,332	$58,526

Western Alliance Bancorporation and Subsidiaries
Reconciliation of Non-GAAP Financial Measures
Unaudited

Operating Pre-Provision Net Revenue by Year:
	Year Ended December 31,
	2016	2015
Total non-interest income	$42,915	$29,768
Less:
Gains (losses) on sales of investment securities, net	1,059	615
Unrealized gains (losses) on assets and liabilities measured at fair value, net	8	47
Loss on extinguishment of debt	—	(81)
Total operating non-interest income	41,848	29,187
Plus: net interest income	657,213	492,576
Net operating revenue (1)	$699,061	$521,763

Total non-interest expense	$330,949	$260,606
Less:
Net (gain) loss on sales and valuations of repossessed and other assets	(125)	(2,070)
Acquisition / restructure expense	12,412	8,837
Total operating non-interest expense (1)	$318,662	$253,839

Operating pre-provision net revenue (2)	$380,399	$267,924

Plus:
Non-operating revenue adjustments	1,067	581
Less:
Provision for credit losses	8,000	3,200
Non-operating expense adjustments	12,287	6,767
Income tax expense	101,381	64,294
Net income	$259,798	$194,244

Tangible Common Equity:
	Dec 31, 2016	Sep 30, 2016	Jun 30, 2016	Mar 31, 2016	Dec 31, 2015
	(dollars and shares in thousands)
Total stockholders' equity	$1,891,529	$1,857,354	$1,796,210	$1,660,163	$1,591,502
Less: goodwill and intangible assets	302,894	303,592	304,289	303,962	305,354
Total tangible stockholders' equity	1,588,635	1,553,762	1,491,921	1,356,201	1,286,148
Less: preferred stock	—	—	—	—	—
Total tangible common equity	1,588,635	1,553,762	1,491,921	1,356,201	1,286,148
Plus: deferred tax - attributed to intangible assets	4,949	5,304	5,594	5,828	6,093
Total tangible common equity, net of tax	$1,593,584	$1,559,066	$1,497,515	$1,362,029	$1,292,241
Total assets	$17,200,843	$17,042,602	$16,728,767	$15,248,039	$14,275,089
Less: goodwill and intangible assets, net	302,894	303,592	304,289	303,962	305,354
Tangible assets	16,897,949	16,739,010	16,424,478	14,944,077	13,969,735
Plus: deferred tax - attributed to intangible assets	4,949	5,304	5,594	5,828	6,093
Total tangible assets, net of tax	$16,902,898	$16,744,314	$16,430,072	$14,949,905	$13,975,828
Tangible common equity ratio (3)	9.4%	9.3%	9.1%	9.1%	9.2%
Common shares outstanding	105,071	105,071	105,084	103,513	103,087
Tangible book value per share, net of tax (4)	$15.17	$14.84	$14.25	$13.16	$12.54

Western Alliance Bancorporation and Subsidiaries
Reconciliation of Non-GAAP Financial Measures
Unaudited

Efficiency Ratio by Quarter:
	Three Months Ended
	Dec 31, 2016	Sep 30, 2016	Jun 30, 2016	Mar 31, 2016	Dec 31, 2015
	(in thousands)
Total operating non-interest expense	$82,658	$82,424	$77,785	$75,795	$72,845
Divided by:
Total net interest income	175,269	172,547	163,686	145,711	143,343
Plus:
Tax equivalent interest adjustment	9,165	8,599	8,704	8,435	8,433
Operating non-interest income	10,482	10,676	8,553	12,137	9,436
	$194,916	$191,822	$180,943	$166,283	$161,212
Efficiency ratio - tax equivalent basis (5)	42.4%	43.0%	43.0%	45.6%	45.2%

Efficiency Ratio by Year:
	Year Ended December 31,
	2016	2015
	(in thousands)
Total operating non-interest expense	$318,662	$253,839
Divided by:
Total net interest income	657,213	492,576
Plus:
Tax equivalent interest adjustment	34,902	31,883
Operating non-interest income	41,848	29,187
	$733,963	$553,646
Efficiency ratio - tax equivalent basis (5)	43.4%	45.8%

Allowance for Credit Losses, Adjusted for Acquisition Accounting:

	Dec 31, 2016	Sep 30, 2016	Jun 30, 2016	Mar 31, 2016	Dec 31, 2015
	(in thousands)
Allowance for credit losses	$124,704	$122,884	$122,104	$119,227	$119,068
Plus: remaining credit marks
Acquired performing loans	34,392	41,020	45,225	9,646	12,154
Purchased credit impaired loans	12,872	15,093	16,438	6,760	8,491
Adjusted allowance for credit losses	$171,968	$178,997	$183,767	$135,633	$139,713

Gross loans held for investment and deferred fees, net	$13,189,527	$13,012,262	$12,855,511	$11,217,860	$11,112,854
Plus: remaining credit marks
Acquired performing loans	34,392	41,020	45,225	9,646	12,154
Purchased credit impaired loans	12,872	15,093	16,438	6,760	8,491
Adjusted loans, net of deferred fees and costs	$13,236,791	$13,068,375	$12,917,174	$11,234,266	$11,133,499

Allowance for credit losses to gross loans	0.95%	0.94%	0.95%	1.06%	1.07%
Allowance for credit losses to gross loans, adjusted for acquisition accounting (6)	1.30	1.37	1.42	1.21	1.25

Western Alliance Bancorporation and Subsidiaries
Reconciliation of Non-GAAP Financial Measures
Unaudited

Regulatory Capital:

	December 31,
	2016	2015
	(in thousands)
Common Equity Tier 1:
Common equity	$1,891,529	$1,591,502
Less:
Non-qualifying goodwill and intangibles	294,754	293,487
Disallowed unrealized losses on equity securities	—	—
Disallowed deferred tax asset	1,400	5,001
AOCI related adjustments	(13,470)	10,228
Unrealized gain on changes in fair value liabilities	8,118	6,309
Common equity Tier 1 (regulatory) (7) (10)	$1,600,727	$1,276,477

Plus:
Trust preferred securities	81,500	81,500
Preferred stock	—	—
Less:
Disallowed deferred tax asset	934	7,502
Unrealized gain on changes in fair value of liabilities	5,412	9,464
Tier 1 capital (8) (10)	$1,675,881	$1,341,011

Divided by: estimated risk-weighted assets (regulatory (8) (10)	$16,006,927	$13,193,563

Common equity Tier 1 ratio (8) (10)	10.0%	9.7%

Total Capital:
Tier 1 capital (regulatory) (7) (10)	$1,675,881	$1,341,011
Plus:
Subordinated debt	300,139	140,097
Qualifying allowance for credit losses	124,704	119,068
Other	6,978	3,296
Less: Tier 2 qualifying capital deductions	—	—
Tier 2 capital	$431,821	$262,461

Total capital	$2,107,702	$1,603,472

Total capital ratio	13.2%	12.2%

Classified assets to Tier 1 capital plus allowance:
Classified assets	$211,782	$221,126
Divided by:
Tier 1 capital (8) (10)	1,675,881	1,341,011
Plus: Allowance for credit losses	124,704	119,068
Total Tier 1 capital plus allowance for credit losses	$1,800,585	$1,460,079

Classified assets to Tier 1 capital plus allowance (9) (10)	11.8%	15.1%

(1)	We believe these non-GAAP measurements provide a useful indication of the cash generating capacity of the Company.
(2)	We believe this non-GAAP measurement is a key indicator of the earnings power of the Company.
(3)	We believe these non-GAAP ratios provide an important metric with which to analyze and evaluate financial condition and capital strength.
(4)	We believe this non-GAAP measurement improves the comparability to other institutions that have not engaged in acquisitions that resulted in recorded goodwill and other intangibles.
(5)	We believe this non-GAAP ratio provides a useful metric to measure the operating efficiency of the Company.
(6)
We believe this non-GAAP ratio is a useful metric in understanding the Company's total allowance for credit losses, adjusted for acquisition accounting, because under GAAP, a company's allowance for credit losses is not carried over in an acquisition, rather these loans are shown as being purchased at a discount that factors in expected future credit losses.

(7)
Under the current guidelines of the Federal Reserve and the Federal Deposit Insurance Corporation, common equity Tier 1 capital consists of common stock, retained earnings, and minority interests in certain subsidiaries, less most other intangible assets.

(8)
Common equity Tier 1 is often expressed as a percentage of risk-weighted assets. Under the risk-based capital framework, a bank's balance sheet assets and credit equivalent amounts of off-balance sheet items are assigned to one of the risk categories defined under new capital guidelines. The aggregated dollar amount in each category is then multiplied by the risk weighting assigned to that category. The resulting weighted values from each category are added together and this sum is the risk-weighted assets total that, as adjusted, comprises the denominator (risk-weighted assets) to determine the common equity Tier 1 ratio. Common equity Tier 1 is divided by the risk-weighted assets to determine the common equity Tier 1 ratio. We believe this non-GAAP ratio provides an important metric with which to analyze and evaluate financial condition and capital strength.

(9)	We believe this non-GAAP ratio provides an important regulatory metric to analyze asset quality.
(10)	Current quarter is preliminary until Call Report is filed.
CONTACT:
Western Alliance Bancorporation
Dale Gibbons, 602-952-5476